Exhibit 99.2

ASALLIANCES BIOFUELS, LLC AND SUBSIDIARIES
(A Development-Stage Company)
Condensed Consolidated Balance Sheet
(dollars in thousands)
(unaudited)

As of June 30, 2007
Assets
Cash	$682
Restricted cash	6,982
Other current assets	487
Total current assets	8,151

Property, plant, and equipment Land	2,897
Construction in process	315,725
Leasehold improvements	107
Machinery & equipment	1,090
Office furniture & fixtures	184
320,003
Accumulated depreciation	(26)
319,977

Debt issuance cost, net	13,721
Interest rate swap	96
Deposits	131
Total assets	$342,076

Liabilities and Members' Equity
Liabilities
Bridge note	$6,811
Accounts payable	14,370
Accrued interest payable	1,279
Other current liabilities	19,746
Total current liabilities	42,206
Long-term debt	230,207
Total liabilities	272,413

Commitments and contingencies

Members' equity
Class A units, 10% cumulative preferred return, voting, committed 600,006 units, issued 600,006 units	61,309
Class B units, voting, committed 255,994 units, issued 255,994 units	9,660
Class C units, nonvoting, committed and issued144,000 units	-
Founders' deficit	(1,306)
Total members' equity	69,663
Total liabilities and members' equity	$342,076

See accompanying notes to the condensed consolidated financial statements.

ASALLIANCES BIOFUELS, LLC AND SUBSIDIARIES
(A Development-Stage Company)
Condensed Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	For the six months ended June 30, 2007	Inception through June 30, 2007
Revenue	-	-
Cost of sales	-	-
Gross profit	-	-
Selling, general and administrative expenses	$7,270	$22,569
Loss from operations	(7,270)	(22,569)
Other income (expense):
Interest expense	(303)	(2,718)
Interest income	253	727
Other	(260)	(63)
Net loss	$(7,580)	$(24,623)

See accompanying notes to the condensed consolidated financial statements.

ASALLIANCES BIOFUELS, LLC AND SUBSIDIARIES
(A Development-Stage Company)
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	For the six months ended June 30, 2007	Inception through June 30, 2007
Cash flows form operating activities:
Net loss	$(7,580)	$(24,623)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized (gain) loss on interest rate swap	104	(96)
Allocation of indirect founders' costs	-	52
Write-off of offering costs	-	788
Write-off of loan costs	-	231
Amortization of debt issuance costs	858	1,620
Depreciation	23	26
Changes in assets an liabilities
Increase in other current assets	(205)	(487)
Increase in accounts payable	1,281	1,834
Increase (decrease) in accrued liabilities and interest payable	(982)	1,279
Increase in deposits	-	(131)
Net cash used in operating activities	(6,501)	(19,507)
Cash flows form investing activities:
Purchase of property, plant and equipment	(121,383)	(278,671)
Decrease (Increase) in restricted cash	3,173	(6,982)
Net cash used in investing activities	(118,210)	(285,653)
Cash flows from financing activities
Proceeds from issuance of bridge note	1,602	6,811
Proceeds from issuance of long-term debt	121,158	230,207
Issuance of units	2,377	87,058
Equity issuance costs	-	(6,689)
Debt issuance costs	-	(10,181)
Repayment of related party advances	-	(1,364)
Net cash provided by financing activities	125,137	305,842
Net increase in cash	426	682
Cash at beginning of period	256	-
Cash at end of period	$682	$682

See accompanying notes to the condensed consolidated financial statements.

ASALLIANCES BIOFUELS, LLC AND SUBSIDIARIES
(A Development-Stage Company)
Consolidated Statement of Changes in Members’ Equity
(dollars in thousands)
(unaudited)

	Founding members	Class A	Class B	Class C	Total members' equity
Balance, December 31, 2004	$-	-	-	-	-
Founders' contributions	49	-	-	-	49
Net loss	(601)	-	-	-	(601)
Balance, December 31, 2005	(552)	-	-	-	(552)
Founders' contribution	3	-	-	-	3
Issuance of units	-	63,293	29,570	-	92,863
Equity issuance cost	-	(3,930)	(2,296)		(6,226)
Issue units in connection with subordinated notes	-	-	5,220	-	5,220
Net loss	(757)	-	(15,685)	-	(16,442)
Balance, December 31, 2006	(1,306)	59,363	16,809	-	74,866
Issuance of units	-	1,946	431	-	2,377
Net loss	-	-	(7,580)	-	(7,580)
Balance, June 30, 2007	$(1,306)	61,309	9,660	-	69,663

See accompanying notes to the condensed consolidated financial statements.

ASALLIANCES BIOFUELS, LLC AND SUBSIDIARIES
(A Development-Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(dollars in thousands, except per share data)

(1) Nature of Business and Significant Accounting Policies

Nature of Business

ASAlliances Biofuels, LLC (the Company), a Delaware limited liability company, formerly known as Demeter Enterprises, LLC, was formed on December 21, 2004 (inception). The Company will produce ethanol and distillers grains, which is a co-product of ethanol production. From inception to June 30, 2007, substantially all of the operations of the Company relate to obtaining financing for and construction of its first three ethanol plants, located in Albion, Nebraska; Bloomingburg, Ohio; and Linden, Indiana.

The accompanying condensed consolidated financial statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and have not been audited or reviewed by independent auditors. In the opinion of management, the accompanying consolidated financial statements contain all material adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures herein are adequate to make the information presented not misleading. The operating results for the interim periods are not necessarily indicative of the results that may be expected for a full year.

As of June 30, 2007, the Company was considered a development-stage company because it has not commenced operations, hired the full complement of personnel to operate its facilities, or generated revenues from its planned principal operations. As a development-stage company, the Company was dependent upon significant financing to provide the capital necessary to execute its business plan. The Company ceased being a development-stage company in August 2007 when it began to produce and sell ethanol.

These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2006, included in this Current Report on Form 8-KA.

Significant Accounting Policies

(a) Principles of Consolidation

The consolidated financial statements include the financial statements of ASAlliances Biofuels, LLC and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(2) Members’ Equity

The following table summarizes equity contributions:

	Commitment		Contributions through June 30, 2007		Unfunded Commitment
	Units	$	Units	$	$
Class A	600,006	65,240	600,006	65,240	-
Class B	255,994	30,000	255,994	30,000	-
Class C	144,000	-	144,000	-	-
	1,000,000	95,240	1,000,000	95,240	-

On January 17, 2007 the Company issued 17,899 units of Class A and 3,100 units of Class B for $1,946 and $431 in cash contribution, respectively.

(3) Debt

Debt consists of the following:

As of June 30, 2007
Senior Credit Facility	$167,707
Subordinated notes	62,500
Bridge note	6,811
237,018
Less current portion	6,811
$230,207

(4) Related Party Transactions

The Company pays certain unit holders an annual management and administrative fee in the amount of $1,650 paid in quarterly installments through February 2012, at which time the fee is reduced to $750 per year thereafter. The Company also pays the Founders a $750 annual administrative fee, paid quarterly through February 2011. Such fees are included in selling, general and administrative expense in the accompanying consolidated statement of operations, and the amounts due but unpaid are included in accounts payable.

(5) Commitments and Contingencies

The Company’s operations are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdiction in which it operates. These laws require the Company to investigate and remediate the effects of the release or disposal of material at its locations. Accordingly, the Company has adopted practices and procedures in the areas of pollution control, occupational health, and the production, handling, storage, and use of hazardous materials to prevent environmental or other damage, and to limit the financial liability which could result from such events. Environmental liabilities are recorded when the Company’s liability is probable and the costs can be reasonably estimated. No such liabilities were recorded at June 30, 2007.

In December 2006, the Company entered into a water supply agreement with the town of Linden, Indiana to secure a water source for one of its plants. The agreement requires the Company to make scheduled monthly payments from January 2007 to December 2027 that aggregate $5,600. The agreement also required the Company to deposit $2,000 as a prepayment for future amounts owed. The town of Linden will construct a water supply facility as the sole source of water to the Company’s plant. The Company will record the transaction as a capital lease upon completion of the water supply facility. The agreement also requires the Company to pay the town of Linden for each gallon of water supplied to the Company’s plant.

(6) Risks, Uncertainties, and Concentrations

The Company is dependent on Cargill for its corn supply, natural gas supply, and the purchase of all of the Company’s finished products. The Company believes other suppliers could provide similar raw materials on comparable terms, but a change in suppliers could increase delivery costs which would affect operating results adversely. The Company believes other customers could purchase the Company’s finished products, but a change in customers could affect operating results adversely. Additionally, the Company could experience material losses if Cargill were to default on payments which will be owed to the Company.

The Company is highly dependent upon Fagen and ICM to complete the construction and design of their ethanol plants in Linden, Indiana; Albion, Nebraska; and Bloomingburg, Ohio. Any delay, default or nonperformance by Fagen or ICM of their obligations could adversely affect the Company’s business and results of operations.

(7) Segment Information

The Company operates in one business segment, the production of ethanol and its co-products.

(8) Subsequent Event

     On July 22, 2007, the Company entered into a Unit Purchase Agreement (“the Unit Purchase Agreement”) with VeraSun Energy Corporation (VeraSun). The Unit Purchase Agreement provides for VeraSun to purchase all of the equity interests in ASA OpCo Holdings, LLC from the Company for an aggregate purchase price of $725,000, comprised of the issuance of 13,801,384 shares of VeraSun common stock, the payment of $250,000 of cash and $275,000 in project financing. ASA OpCo Holdings, LLC owns companies with three biorefineries with an expected production capacity of 330 MMGY and two developmental sites. VeraSun also agreed to register, within 180 days of the acquisition date, the shares to be issued in the transaction. The parties have made customary representations, warranties and covenants in the Unit Purchase Agreement. This transaction was completed on August 17, 2007.